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                                                                                EXHIBIT 21
                              Subsidiaries of
                   American Electric Power Company, Inc.
                           As of January 1, 1997
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                                                                             Percentage
                                                                             of Voting
                                                                             Securities
                                                   Location of                Owned By
          Name of Company                         Incorporation           Immediate Parent
American Electric Power Service Corporation       New York                     100.0
AEP Communications, Inc.                          Ohio                         100.0
AEP Communications, LLC                           Virginia                     100.0
AEP Energy Services, Inc.                         Ohio                         100.0
AEP Generating Company                            Ohio                         100.0
AEP Investments, Inc.                             Ohio                         100.0
AEP Resources Services Company                    Ohio                         100.0
AEP Resources, Inc.                               Ohio                         100.0
  AEP Resources Australia Investment, Limited     Cayman Islands               100.0
  AEP Resources Australia Pty., Ltd.              Australia                    100.0
  AEP Resources Australia Ventures, Inc.          Delaware                     100.0
  AEP Resources Delaware, Inc.                    Delaware                     100.0
  AEP Resources International, Ltd.               Cayman Islands               100.0
    AEP Resources Mauritius Company               Mauritius                     99.0 (a)
    AEP Pushan Power, LDC                         Cayman Islands                99.0 (a)
      Nanyang General Light Electric Company, Ltd.People's Republic of China    70.0 (b)
  AEP Resources Limited                           Great Britain                100.0
  AEP Resources Project Management Company, Ltd.  Cayman Islands               100.0
    AEP Pushan Power, LDC                         Cayman Islands                 1.0 (a)
      Nanyang General Light Electric Company, Ltd.People's Republic of China    70.0 (b)
    AEP Resources Mauritius Company               Mauritius                      1.0 (a)
  AEP Resources Global Holland Holding B.V.       The Netherlands              100.0
    AEP Resources Global Holland Holding B.V.     The Netherlands              100.0
  AEP Resources Global Ventures B.V.n.            The Netherlands              100.0
      Australian Energy International Pty. Ltd.   Australia                     16.4 (a)
        AEI (Loy Yang) Pty. Ltd.                  Australia                    100.0
 Yorkshire Power Group Limited                                                  50.0 (d)
   Yorkshire Holdings plc                                                      100.0
     Yorkshire Electricity Group plc                                           100.0
   Yorkshire Power Finance Limited                                             100.0
Appalachian Power Company                         Virginia                      98.6 (e)
  Cedar Coal Co.                                  West Virginia                100.0
  Central Appalachian Coal Company                West Virginia                100.0
  Central Coal Company                            West Virginia                 50.0 (f)
  Central Operating Company                       West Virginia                 50.0 (g)
  Southern Appalachian Coal Company               West Virginia                100.0
  West Virginia Power Company                     West Virginia                100.0
Columbus Southern Power Company                   Ohio                         100.0
  Colomet, Inc.                                   Ohio                         100.0
  Conesville Coal Preparation Company             Ohio                         100.0
  Simco Inc.                                      Ohio                         100.0
Franklin Real Estate Company                      Pennsylvania                 100.0
  Indiana Franklin Realty, Inc.                   Indiana                      100.0
Indiana Michigan Power Company                    Indiana                      100.0
  Blackhawk Coal Company                          Utah                         100.0
  Price River Coal Company                        Indiana                      100.0
Integrated Communications Systems, Inc.           Georgia                       13.1 (h)
Kentucky Power Company                            Kentucky                     100.0
Kingsport Power Company                           Virginia                     100.0
Ohio Power Company                                Ohio                          99.1 (i)
  Cardinal Operating Company                      Ohio                          50.0 (j)
  Central Coal Company                            West Virginia                 50.0 (f)
  Central Ohio Coal Company                       Ohio                         100.0
  Central Operating Company                       West Virginia                 50.0 (g)
  Southern Ohio Coal Company                      West Virginia                100.0
  Windsor Coal Company                            West Virginia                100.0
Ohio Valley Electric Corporation                  Ohio                          44.2 (k)
  Indiana-Kentucky Electric Corporation           Indiana                      100.0
Wheeling Power Company                            West Virginia                100.0

(a)  Owned 99% by AEP Resources International, Ltd. and 1% by AEP Resources Project
     Management Company, Ltd.

(b)  AEP Pushan Power LDC owns 70% and the remaining 30% is owned by two unaffiliated companies.

(c)  13,499,500 shares of Common Stock, all owned by parent, have one vote each and
     197,465 shares of Preferred Stock, all owned by public, have one vote each.

(d) Owned 50% by AEP Resources, Inc. And 50% by a corporation not affiliated with American Electric Power.

(e)  Owned 50% by Appalachian Power Company and 50% by Ohio Power Company.

(f)  American Electric Power Company, Inc. owns 13.1% of the stock and the remaining
     86.9% is owned by unaffiliated companies.

(g)  Effective as of 12/31/97, Central Operating Company has been dissolved.

(h)  American Electric Power Company, Inc. owns 13.1% of the stock and the remaining 86.9%
     is owned by unaffiliated companies.

(i)  27,952,473 shares of Common Stock, all owned by parent, have one vote each and
     257,921 shares of Preferred Stock, all owned by public, have one vote each.

(j)  Ohio Power Company owns 50% of the stock; the other 50% is owned by a corporation not affiliated with American Electric Power Company, Inc.

(k)  American Electric Power Company, Inc. and Columbus Southern Power Company own 39.9%
     and 4.3% of the stock, respectively, and the remaining 55.8% is owned by unaffiliated companies.
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